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                                                                   EXHIBIT 11.1


                               TMI HOLDINGS, INC.
                       (FORMERLY THRIFT MANAGEMENT, INC.)

         EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

         The following table presents the computation of basic and diluted net
         (loss) per share:

                                                             Three Months Ended                     Nine Months Ended
                                                    --------------------------------------  --------------------------------------
                                                    September 29, 2002  September 30, 2001  September 29, 2002  September 30, 2001
                                                    ------------------  ------------------  ------------------  ------------------
Numerator:
  (Loss) before extraordinary gain                      $  (20,921)         $ (191,532)         $  (59,691)         $ (473,300)
  Extraordinary gain on debenture settlement                    --                  --                  --             408,552
                                                        ----------          ----------          ----------          ----------
  Net (loss)                                            $  (20,921)         $ (191,532)         $  (59,691)         $  (64,748)
                                                        ==========          ==========          ==========          ==========
Denominator:
  Denominator for basic (loss) per
  share--weighted-average shares                         3,463,877           3,047,210           3,255,544           2,987,210

  Effect of dilutive securities:
    Stock options                                               --                  --                  --                  --
                                                        ----------          ----------          ----------          ----------
  Denominator for diluted (loss) per share               3,463,877           3,047,210           3,255,544           2,987,210
                                                        ==========          ==========          ==========          ==========

Basic and diluted (loss) per share:
  (Loss) before extraordinary gain                      $    (0.01)         $    (0.06)         $    (0.02)         $    (0.16)

  Extraordinary gain on debenture settlement                    --                  --                  --                0.14
                                                        ----------          ----------          ----------          ----------
  Net (loss) per share                                  $    (0.01)         $    (0.06)         $    (0.02)         $    (0.02)
                                                        ==========          ==========          ==========          ==========